Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Exhibit 10.6

***CONFIDENTIAL TREATMENT REQUESTED***

Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) dated as of June 24, 2014 (the “Effective Date”), is by and between HedgePath Pharmaceuticals, Inc., a Delaware corporation, with its principal place of business at 324 South Hyde Park Avenue, Tampa FL 33606 (the “Company”) and Nicholas J. Virca (the “Executive”).

WHEREAS, the Executive has heretofore served as the Company’s President and Chief Executive Officer; and

WHEREAS, the Company, the Executive, Frank E. O’Donnell, Jr., M.D., HedgePath LLC, and Mayne Pharma Ventures Pty Ltd, an Australian company ACN 168 896 357 (“Mayne Pharma”), are parties to that certain Equity Holders Agreement (the “EHA”) that, among other things, affects the parties’ employment relationship and contains certain conditions and limitations on the Executive’s right to purchase a portion of the Company’s capital stock; and

WHEREAS, the Company and the Executive now desire to enter into this Agreement to memorialize the agreed upon terms and conditions of the Executive’s continuing employment with the Company as of the Effective Date, in each case on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Term. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue his employment with the Company, as the Company’s President and Chief Executive Officer. The term of the Executive’s employment shall be for a period of three (3) years, commencing on the Effective Date and subject to earlier termination as provided in Section 7 hereof and the EHA (the “Initial Term”). At the conclusion of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless either party gives the other written notice of non-renewal at least sixty (60) days’ prior to the end of the Initial Term or a Renewal Term (as the case may be) and subject to earlier termination as provided in Section 7 hereof and the EHA. When used herein, the term “Employment Term” shall mean the Initial Term together with any Renewal Terms (if any).

2. Position and Duties.

(a) Responsibilities. The Executive will report to the Company’s Board of Directors (the “Board”). Within the limitations established by the Bylaws of the Company, the Executive shall have each and all of the duties and responsibilities customarily associated with the position of President and Chief Executive Officer and such other or different duties on behalf of the Company as may be assigned from time to time by the Board.

(b) Devotion of the Executive’s Time. The Executive shall devote his full business time, labor, skill and energy to conducting the business and affairs of the Company and to performing his duties and responsibilities to the Company as set forth in Section 2(a) hereof, unless otherwise approved by the Board. The Executive shall perform the Executive’s duties and responsibilities to the Company diligently, competently, faithfully and to the best of his ability.

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(c) Representations. The Executive represents and warrant to the Company that the Executive has the right to negotiate and enter into this Agreement, and the Executive’s execution, delivery and performance of this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which the Executive is a party or otherwise subject. the Executive acknowledges that this representation and warranty is a material inducement to the Company entering into this Agreement and in the event the Executive breaches this representation and warranty, the Executive agrees to indemnify and hold harmless the Company from any and all claims, actions, losses, damages, including, but not limited to, reasonable attorney’s fees and expenses incurred by the Company as a result of such breach.

3. Compensation.

(a) Salary. The Company shall pay to the Executive an annual cash salary in the gross amount of $150,000 (the “Base Salary”) for services rendered hereunder, payable in accordance with prevailing Company policy. The Base Salary may only be adjusted with the approval of the Board or a designated committee thereof; provided, however, that the Base Salary will automatically increase, on a prospective basis, to $250,000 upon the closing of the Follow On Offering (as defined in the EHA).

(b) Bonus. The Executive shall be eligible to receive an annual bonus (based on the Company’s fiscal year) in cash or in securities of the Company or otherwise. Such bonus, if any, shall be in an amount up to 50% of the Executive’s Base Salary based on the achievement of such criteria as shall be approved by the Board or a designated committee thereof; provided, however, that the Executive must be employed by the Company on the last day of the fiscal year in question to be eligible to earn such a bonus.

(c) Grant of Restricted Stock Units.

(i) It is anticipated that following the Effective Date, the Board will adopt a 2014 Equity Incentive Plan for the Company (the “EIP”). The EIP will be comprised of an aggregate of 32,583,475 shares of Company common stock.

(ii) Concurrently with the adoption of the EIP (but subject to stockholder approval thereof, if required), the Executive will be awarded 15,041,738 restricted stock units (the “Initial Grant”). The Initial Grant shall vest only upon the earlier to occur of (A) September 3, 2016 or (B) the receipt of written notice of acceptance by the United States Food and Drug Administration for the filing of a New Drug Application by the Company for any Company product candidate with a cancer indication utilizing the Company’s licensed SUBA-Itraconazole technology, provided that the Executive is actively employed by the Company on the earlier of such date. The actual grant of the restricted stock units will be made under the EIP and a separate award agreement, the terms of which shall control.

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(iii) Following the Initial Grant, the Executive shall be entitled to receive annual or other equity awards under the EIP or such other compensation plans commensurate with his position as shall be adopted by the Board or a designated committee thereof from time to time.

(iv) This Section 3(c) and any participation by the Executive in the EIP is to be read in conjunction with, and is subject to, the terms of the EHA.

(d) 409A Compliance.

(i) The parties intend that the payments and benefits provided for in this Agreement either be exempt from 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (“Code”), or be provided in a manner that complies with Section 409A and any ambiguity herein shall be interpreted so as to be consistent with the intent of this paragraph. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Section 409A or damages for failing to comply with Section 409A. Notwithstanding anything contained herein to the contrary, all payments and benefits which are payable upon a termination of employment hereunder shall be paid or provided only upon those terminations of employment that constitute a “separation from service” from the Company within the meaning of Section 409A (determined after applying the presumptions set forth in Treas. Reg. Section 1.409A-1(h)(1)). Further, if the Executive is a “specified employee” as such term is defined under Section 409A at the time of a termination of employment and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated recognition of income or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to the Executive) until the date that is at least six (6) months following the Executive’s termination of employment with the Company (or the earliest date permitted under Section 409A, e.g., immediately upon the Executive’s death), whereupon the Company will promptly pay the Executive a lump-sum amount equal to the cumulative amounts that would have otherwise been previously paid to the Executive under this Agreement during the period in which such payments or benefits were deferred. Thereafter, payments will resume in accordance with this Agreement.

(ii) Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided hereunder during any calendar year shall not affect in-kind benefits or reimbursements to be provided in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and are not subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by the Executive and, if timely submitted, reimbursement payments shall be promptly made to the Executive following such submission, but in no event later than December 31st of the calendar year following the calendar year in which the expense was incurred. In no event shall the Executive be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred. This paragraph shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to the Executive.

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(iii) Additionally, in the event that following the Effective Date the Company or the Executive reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company and the Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (x) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (y) comply with the requirements of Section 409A.

4. Benefits.

(a) Vacation Time. The Executive shall be entitled to four (4) weeks paid vacation time and holidays per annum to be administered in accordance with the Company’s policies governing the same; provided, however, that the Executive shall not be able to take vacation time at any time that would materially interfere with the business or operations of the Company.

(b) Reimbursement for Expenses. The Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred by the Executive in accordance with his duties and responsibilities hereunder, including, without limitation, telephone, facsimile, travel, lodging, entertainment and other customary charges incurred by the Executive on behalf of the Company in the performance of his duties hereunder, upon the presentation by the Executive of appropriate evidence and documentation of the incurrence thereof in accordance with the Company’s policies from time to time in effect.

(c) Other. In addition, the Executive shall receive such additional compensation or other benefits as are provided to Company employees generally and Company senior executives specifically, in each case as established by the Board in its discretion.

5. Deductions. All amounts payable or which become payable to the Executive under any provision of this Agreement shall be subject to such deductions and withholdings as is required by applicable law.

6. Indemnification. The Company shall indemnify the Executive in his capacity as an officer of the Company to the fullest extent permitted by applicable law against all debts, judgments, costs, charges or expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of his being or having been an officer of the Company, or because of actions taken by the Executive which were believed by the Executive to be in the best interests of the Company, and the Executive shall be entitled to be covered by any directors’ and officers’ liability insurance policies which the Company may maintain for the benefit of its directors and officers, subject to the limitations of any such policies. The Company shall have the right to assume, with legal counsel of its choice, the defense of the Executive in any such action, suit or proceeding for which the Company is providing indemnification to the Executive. Should the Executive determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of the Executive. If the Company

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

does not assume the defense of any such action, suit or other proceeding, the Company shall, upon request of the Executive, promptly advance or pay any amount for costs or expenses (including, without limitation, the reasonable legal fees and expenses of counsel retained by the Executive) incurred by the Executive in connection with any such action, suit or proceeding. The Company shall not be obligated to indemnify the Executive against any actions that constitute, in the reasonable discretion of the Board, an act of gross negligence or willful misconduct or contrary to the general indemnification provisions of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws.

7. Termination.

(a) Termination by the Company upon Death. The Executive’s employment under this Agreement shall terminate immediately upon the Executive’s death, subject to Section 8 hereof.

(b) Termination by the Company with Cause. The Company shall have the right to immediately terminate the Executive’s employment hereunder for Cause, subject to Section 8 hereof. For purposes of this Agreement, the term “Cause” shall mean any of the following: (i) the repeated and demonstrated failure of the Executive to carry out the reasonable instructions of the Board in all material respects, provided such instructions reasonably relate to and are not inconsistent with the Executive’s management position and standing, which such conduct is not cured within fifteen (15) days after receipt of written notice thereof by the Executive from the Company; (ii) the breach by the Executive of any of the terms or provisions of this Agreement or any other agreement between the Executive, on the one hand, and the Company, on the other hand, on the part of the Executive to be observed or performed, which failure or breach is not cured within fifteen (15) days after receipt of written notice thereof by the Executive from the Company; (iii) the Executive’s knowing and willful neglect or refusal for any reason to attend to the Executive’s material duties and responsibilities under this Agreement which such conduct is not cured within fifteen (15) days after receipt of written notice thereof by the Executive from the Company; (iv) any criminal liability of the Company which was substantially caused by the conduct of the Executive; (v) the Executive’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of an act of fraud, embezzlement or willful breach of fiduciary duty to the Company, or any crime constituting a felony; (vi) the Executive’s failure to resign from the Company pursuant to Article VIII of the EHA; (vii) the Company becoming insolvent, filing for bankruptcy protection, commencing liquidation proceedings, having a trustee or receiver appointed over the Company’s property or business, or dissolving; or (viii) the Board determining, in its sole discretion, that the Company is no longer viable as a going concern.

(c) Termination by the Company upon Disability. If the Executive shall be unable to substantially and materially perform his duties and responsibilities hereunder by reason of illness or other incapacity, with or without accommodation that may be required by law, his failure so to perform his duties will not be grounds for terminating his employment for Cause by the Company; provided, however should the period of such incapacity exceed six (6) months, or fifty percent (50%) or more of the normal working days during any consecutive nine (9) month period (a “Disability Occurrence”), then the Company may immediately terminate the Executive’s employment hereunder due to the Disability Occurrence, subject to Section 8 hereof.

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(d) Termination by the Company with No Reason. The Company shall have the right to terminate the Executive’s employment hereunder prior to the expiration of the Employment Term on sixty (60) days prior written notice from the Company for “No Reason,” subject to Section 8 hereof.

(e) Termination by the Executive.

(i) In the event that the Executive terminates the Executive’s employment hereunder for any reason other than Good Reason (as defined below), the Executive shall not be entitled to any benefits hereunder, effective upon the date of termination (after giving effect to the notice period provided for in this Section 7(e)). The Executive hereby agrees to provide the Board with sixty (60) days written notice of any voluntary termination by the Executive. Notwithstanding the foregoing, if the Executive terminates this Agreement, the Company shall have the right to terminate this Agreement at any time during the sixty (60) day notice period, subject to Section 8 hereof.

(ii) The Executive shall have the right to immediately terminate this Agreement for Good Reason, subject to Section 8 hereof.

(iii) As used herein, “Good Reason” means, without the prior written consent of the Executive, (A) a material breach by the Company of any of its obligations or covenants set forth in this Agreement, which breach is not cured within fifteen (15) days after receipt of written notice thereof by the Company from the Executive, (B) a material reduction of the duties or responsibilities, or any reduction in the title, of the Executive, which reduction is not cured within fifteen (15) days after receipt of written notice thereof by the Company from the Executive, (C) the assignment to the Executive of any duties or responsibilities that are inconsistent, in any significant respect, with his position, which action is not cured within fifteen (15) days after receipt of written notice thereof by the Company from the Executive, or (D) the occurrence of any of the events set out in clauses (A)-(C), inclusive, within six (6) months following the occurrence of a Change of Control. For the avoidance of doubt, the resignation by the Executive pursuant to Article VIII of the EHA shall not constitute Good Reason.

(iv) As used herein, “Change of Control” means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (A) and (B) of this definition below, a “Change of Control” shall not be deemed to have occurred if the applicable third party acquiring party is an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended):

(A) An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; or

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(B) the consummation, in one or a series of related transactions, of: (1) a merger, consolidation or reorganization involving the Company, where the event described in clause (A) would be the result; (2) a liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

8. Effect of Termination.

(a) Upon termination of the Executive’s employment hereunder through a notice of non-renewal pursuant to Section 1 or pursuant to Sections 7(a), 7(b), 7(c) or 7(e)(i), the Executive shall be entitled to receive the following: (A) all accrued but unpaid Base Salary through the date of such termination; (B) all unpaid bonus amounts due and owing pursuant to Section 3(b) hereof through the date of such termination; (C) any post-termination rights available to the Executive under and pursuant to the terms the Company’s prevailing employee benefits policies; and (D) as applicable, his estate shall be entitled to receive any payments under any applicable life (other than key man life insurance in favor of the Company) or disability insurance plans that are properly payable that have not been paid.

(b) Upon termination of the Executive’s employment hereunder pursuant to Sections 7(d) or 7(e)(ii) for Good Reason as defined in Sections 7(e)(iii)(A) to (C), the Executive shall be entitled to receive the following: (x) all items set forth in Section 8(a) hereof and (y) a cash payment in an amount equal to six (6) months Base Salary, provided, however, that in the event ***, the cash payment set forth in clause (y) immediately above shall automatically be increased to a cash payment in an amount equal to twelve (12) months Base Salary.

(c) Upon termination of the Executive’s employment hereunder pursuant to Section 7(e)(ii) for Good Reason as defined in Section 7(e)(iii)(D), the Executive shall be entitled to receive the following: (x) all items set forth in Section 8(a) hereof and (y) a cash payment in an amount equal to twelve (12) months Base Salary, provided, however, that in the event ***, the cash payment set forth in clause (y) immediately above shall automatically be increased to a cash payment in an amount equal to eighteen (18) months Base Salary.

(d) Any payments due to the Executive under Section 8(b) and (c) shall be contingent upon the Executive’s execution and non-revocation of a market standard release agreement in favor of the Company and its related parties.

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

9. Restrictions Respecting Confidential Information, Non-Competition, etc.

(a) Acknowledgment of the Executive. The Executive acknowledges and agrees that by virtue of the Executive’s position and involvement with the business and affairs of the Company, the Executive has developed and will continue to develop substantial expertise and knowledge with respect to all aspects of the business, affairs and operations of the Company and has had access to and will continue to have access to all significant aspects of the business and operations of the Company and to confidential and proprietary information of the Company. As such, the Executive acknowledges and agrees that the Company will be damaged if the Executive were to breach or threaten to breach any of the provisions of this Section 9 or if the Executive were to disclose or make unauthorized use of any confidential and proprietary information of the Company or otherwise engage in the activities prohibited by this Section 9. Accordingly, the Executive expressly acknowledges and agrees that the Executive is knowingly and voluntarily entering into this Agreement, and that the terms, provisions and conditions of this Section 9 are fair and reasonable and necessary to adequately protect the Company and its business.

(b) Confidentiality Agreement. Concurrently with the execution of this Agreement, the Executive shall execute the Company’s standard form of Confidentiality and Intellectual Property Agreement (the “Confidentiality Agreement”), the terms and provisions of which are incorporated herein by reference as binding and operative provisions of this Agreement.

(c) Non-Compete. During the parties’ employment relationship and for one (1) year after the termination of that relationship for any reason, the Executive shall not, directly or indirectly, anywhere within the United States, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become materially interested in (whether as an owner, stockholder, lender, executive, employee, officer or director) any business (other than the Company) which is in the business of (i) utilizing pharmaceutical compounds to impact the hedgehog signaling pathway as a means of treating cancer in humans and/or (ii) utilizing pharmaceutical compounds containing itraconazole as the primary active ingredient (the “Business”), or, directly or indirectly, induce or influence any person that has a business relationship with the Company or any of its subsidiaries or affiliates relating to the Business to discontinue or reduce the extent of such relationship. For purposes of this Agreement, the Executive shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as an owner, stockholder, lender, executive, employee, officer or director, but not if the Executive’s interest is limited solely to the ownership of not more than 4.99% of the securities of any class of equity securities of a corporation or other entity whose shares are listed or admitted to trade on a national securities exchange or are quoted on the Over the Counter Bulletin Board or similar public trading system.

(d) Non-Solicitation of Customers. During the parties’ employment relationship, the Executive will not, either directly or indirectly, whether on the Executive’s own behalf or on behalf of any other individual or entity (other than the Company), solicit or attempt to solicit any customer or actively sought prospective customer of the Company for the purpose of providing such customer or actively sought prospective customer a product that is competitive with a product then offered or under development by the Company. For one (1) year after the termination of the parties’ employment relationship for any reason, the Executive will not, either directly or indirectly, whether on the Executive’s own behalf or on behalf of any other individual

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

or entity, solicit or attempt to solicit any customer or actively sought prospective customer of the Company with whom the Executive had Material Contact during the parties’ employment relationship for the purpose of providing such customer or actively sought prospective customer a product that is competitive with a product offered or under development by the Company as of the termination of the parties’ employment relationship. For purposes of this Section 9(d), the Executive will be deemed to have had “Material Contact” with a customer or actively sought prospective customer of the Company if the Executive (i) dealt directly with the customer or actively sought prospective customer on behalf of the Company; (ii) coordinated or supervised the Company’s dealings with the customer or actively sought prospective customer; (iii) obtained confidential information about the customer or actively sought prospective customer in the ordinary course and as a result of the parties’ employment relationship; or (iv) received compensation resulting directly from the Company’s sale of products to the customer or actively sought prospective customer.

(e) Non-Solicitation of Employees. During the parties’ employment relationship and for one (1) year after the termination of that relationship for any reason, the Executive shall not, directly or indirectly, solicit to employ, or employ for himself or others, any employee of the Company, or any subsidiary or affiliate of the Company, who was an officer, director or employee of, or consultant or advisor to, the Company, or any subsidiary or affiliate of the Company, as of the date of the termination of the Executive’s employment with the Company or during the preceding six (6) month period, or solicit any such person to leave such person’s position or join the employ of, or act in a similar capacity with, another, then or at a later time.

(f) No Limitation. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

(g) Specific Performance. Because the breach or any threatened breach of any of the provisions of this Section 9 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Executive expressly agrees that the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to a decree of specific performance of the restrictive covenants contained in this Section 9 and further to a temporary and permanent injunction enjoining such breach or threatened breach, in each case without the necessity of proving damages and without the necessity of posting bond or other security.

(h) Challenge of Agreement by the Executive. In the event the Executive challenges this Agreement and an injunction or other relief is issued staying the implementation of any of the restrictions imposed by Section 9 hereof, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise, except that the time remaining on the restrictions shall not be tolled during any period in which the Executive is unemployed.

(i) Interpretation of Restrictions. The Executive acknowledges that the type and periods of restriction imposed by this Section 9 are fair and reasonable and are reasonably

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

required for the protection of the legitimate interests of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated hereby. If any of the covenants in this Section 9, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants herein, which shall be given full effect, without regard to the invalid portions. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be judicially modified so as to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(j) Exclusive Forum. Any legal action involving the validity, interpretation, or breach of the terms of this Section 9 shall be brought exclusively in the courts of the State of Florida located in Hillsborough County (or, if appropriate, the US Federal District Court for the Middle District of Florida located in Hillsborough County). The parties hereby submit to the exclusive jurisdiction and venue of such courts, and they hereby irrevocably waive, to the fullest extent permitted by law, any objection they may now or hereafter have to the personal jurisdiction or venue of such courts or to any claim of inconvenient forum.

10. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the “Business Day” (defined as a day on which banks in New York City are open) of such delivery (as evidenced by the receipt of the personal delivery service); (ii) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed; (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (iv) if delivered by facsimile or e-mail transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the address first above written. Any notice, consent, direction, approval, instruction, request or other communication given in accordance with this Section 10 shall be effective after it is received by the intended recipient.

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

11. General Provisions.

(a) Benefits of Agreement and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, successors and permitted assigns; provided, however, that the Executive may not (except for the rights to any remuneration of benefits of the Executive that pass to his estate or heirs upon his death) assign or delegate any of his rights or duties hereunder except upon the prior written consent of the Company. This Agreement shall be binding on any successor to the Company whether by merger, consolidation, acquisition of all or substantially all of the Company’s stock, assets or business or otherwise, as fully as if such successor were a signatory hereto, and the Company shall cause such successor to, and such successor shall, expressly assume the Company’s obligations hereunder. The term “Company” as used in this Agreement shall include all such successors. Except as expressly permitted by this Section 11(a), nothing herein is intended to or shall be construed to confer upon or give any person, other than the parties hereto, any rights, privileges or remedies under or by reason of this Agreement.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that state, without regard or reference to its principles of conflicts of laws.

(c) Arbitration of Claims. Subject to Section 9(j) above, in the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the Company and the Executive agree to settle the dispute, claim, question or disagreement by arbitration before a single arbitrator in Tampa, Florida (or the city in which the Company’s principal headquarters then is located) selected by, and such arbitration to be administered by, the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each of the Company and the Executive hereby agrees and acknowledges that all disputes between or among them are subject to the alternative dispute resolution procedures of this Section 11(c). Each of the Company and the Executive agrees that any aspect of alternative dispute resolution not specifically covered in this Agreement shall be covered, without limitation, by the applicable AAA rules and procedures. Each of the Company and the Executive further agree that any determination by the arbitrator regarding any dispute, claim, question or disagreement arising from or relating to this Agreement shall be final and binding upon the parties hereto and shall not be subject to further appeal. Each of the Company and the Executive shall bear their own costs and expenses and an equal share of the arbitrator’s fees and administrative fees of arbitration; provided, however, that upon receipt of the determination by the arbitrator the prevailing party shall have all reasonable out-of-pocket fees and expenses reimbursed promptly (in all events within 10 calendar days following delivery to both parties of the arbitrator’s decision) by the non-prevailing party in any such dispute.

(d) Interpretation. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

(e) Severability. Each term and provision of this Agreement is severable; the invalidity, illegality or unenforceability or modification of any term or provision of this Agreement shall not affect the validity, legality and enforceability of the other terms and provisions of this Agreement, which shall remain in full force and effect. Since it is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid, illegal or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, illegal or unenforceable and the deletion shall apply only with respect to the operation of such provision and to the extent of such provision and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under applicable law.

(f) Entire Agreement. This Agreement (together with the Confidentiality Agreement and the EHA) contains the entire understanding and agreement of the parties, and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, all of which are merged herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein (or in the Confidentiality Agreement or the EHA), and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding (except those in the Confidentiality Agreement and the EHA).

(g) Amendments; Waiver. This Agreement may be modified, amended or waived only by an instrument in writing signed by the Company and the Executive; provided, however, that any such amendment or waiver shall be unanimously approved by the Board. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

(h) Headings; Counterparts. The headings contained in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in two (2) counterparts, each of which, when executed, shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document. Such counterparts may be executed and delivered by facsimile/e-mail transmission, which shall constitute valid execution and delivery.

(i) Right of Legal Representation. The Executive represents and warrants that the Executive has read this Agreement and the Executive understands that this is an important legal document the Executive hereby represents and warrants that the Executive has been advised of his right to seek independent legal counsel in connection with the negotiation and execution of this Agreement and that the Executive has either retained and has been represented by such legal counselor has knowingly and voluntarily waived his right to such legal counsel and desires to enter into this Agreement without the benefit of independent legal representation.

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[Signature page immediately follows.]

Confidential Treatment Requested by HedgePath Pharmaceuticals, Inc.,

IRS Employer Identification No. 30-0793665

Confidential treatment requested with respect to certain portions hereof denoted with “***”

IN WITNESS WHEREOF, each of the Company and the Executive has executed this Employment Agreement as of the date first above written.

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Garrison Hassara
Name:	Garrison Hassara
Title:	Chief Financial Officer and Treasurer

/s/ Nicholas J. Virca
Nicholas J. Virca